Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257
FOR IMMEDIATE RELEASE
CONTACT: Jacqueline Boselli
Jacqueline@Lividini.com

WOLVERINE WORLDWIDE ANNOUNCES
NEXT STEPS IN PLANNED CEO SUCCESSION

Brendan Hoffman to succeed Blake Krueger as CEO at year end;
Krueger to become Executive Chairman

ROCKFORD, Mich., June 23, 2021 — Wolverine World Wide, Inc. (NYSE:WWW), which operates one of the world’s largest portfolios of footwear and lifestyle brands, today announced that Brendan Hoffman, President and a member of the Company’s Board of Directors, will also become Chief Executive Officer at the end of the year. Hoffman will succeed Blake Krueger, who began his career with the Company in 1993 and has been CEO since 2007 and Chairman of the Board since 2009. As part of the transition, Krueger will assume the newly created role of Executive Chairman of Wolverine Worldwide.

Hoffman, 52, joined Wolverine Worldwide as President in September 2020 with oversight of the Company’s brands and direct to consumer business, reporting directly to Krueger. Hoffman’s initial focus has been pursuing growth initiatives across Wolverine Worldwide’s brands and digital operations, with one of his primary objectives being to drive the Company’s bold eCommerce revenue goal of $500 million for 2021, doubling 2019 levels. Over the past nine months, Krueger and Hoffman have worked together closely to leverage the global power of the Wolverine Worldwide brand portfolio, navigate the impacts of COVID-19, and strategically position the Company and its brands for accelerated post-pandemic growth and continued long-term success.

“I would like to thank Blake and the Board for their support and the opportunity to lead Wolverine Worldwide into its next phase of global growth,” said Hoffman. “It’s been a privilege to work closely with Blake over the past year and I have gained tremendous knowledge of the industry and the unique strengths of the Company’s global brand portfolio. Blake has truly transformed the Company during his tenure, and it is an honor to be entrusted with building on this incredible foundation, working with an industry-leading team, and capitalizing on the many opportunities ahead for Wolverine Worldwide. I look forward to continuing our partnership as we step into our new roles.”

Before joining Wolverine Worldwide, Hoffman was CEO of Vince Holding Corp., a publicly traded, global contemporary fashion brand. While at Vince, he significantly increased the growth and penetration of the company’s eCommerce and digital platforms, adapted Vince’s vertical supply chain to embrace “buy now/wear now” trends, and extended the brand into new consumer categories. Prior to joining Vince in 2015, Hoffman was CEO and President of The

Bon-Ton Stores, Inc. and President and CEO of Lord & Taylor LLC. In addition, he was CEO and President of Neiman Marcus Direct earlier in his career, helping to grow Neimanmarcus.com and launch Bergdorfgoodman.com.

Under Krueger’s leadership as CEO, Wolverine Worldwide has transformed from a traditional footwear wholesaler into a consumer-obsessed, digital-focused growth company with one of the world’s largest portfolios of footwear and lifestyle brands. He led the Company’s game-changing acquisitions of the Merrell, Saucony, Sperry, Stride Rite, Keds, and Chaco brands, opening up new market segments and consumer territories. During his tenure the Company expanded its international distribution to more than 170 countries and territories, increased revenue to well over $2 billion and market capitalization by 30-fold, and grew the brand portfolio into a global industry-leading powerhouse.

As Executive Chairman, Krueger, 67, will continue to lead Wolverine Worldwide’s Board of Directors and will partner with Hoffman on key international and strategic initiatives.

“Blake has been a leader in the footwear industry for almost three decades, and it’s been an honor to work closely with him and the Wolverine Worldwide team during his tenure,” said David T. Kollat, Lead Independent Director for Wolverine Worldwide since 2007 and a Director since 1992. “On behalf of the Board, I want to thank Blake for his passion, dedication, and exceptional leadership as CEO of Wolverine Worldwide. We will continue to benefit from his expertise and experience in his new role as Executive Chairman, and we are grateful for his work in preparing for a smooth CEO transition.” Kollat continued, “In his time with the Company, Brendan has proven to be an impactful leader with a strong understanding of our most significant opportunities in the global marketplace, and we believe the Company is well-positioned for continued success under his leadership.”

Krueger noted: “It has been an honor and privilege to serve Wolverine Worldwide for the past 28 years, working with and helping to build an amazing and impactful global team, brand portfolio, and footwear and lifestyle mainstay. I look forward to continuing my work with Wolverine Worldwide and the Board in my new role as Executive Chairman. I am confident that the Company is in great hands and will have continued growth as Brendan takes over as the new CEO.”

ABOUT WOLVERINE WORLDWIDE

Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The company’s portfolio includes Merrell®, Saucony®, Sperry®, Hush Puppies®,  Wolverine®, Keds®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com or visit us on Facebook, LinkedIn, and Instagram.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the Company’s succession plans for its Chief Executive Officer and Messrs. Krueger’s and Hoffman’s future roles with the Company, the Company’s expectations regarding future growth, including accelerated post-pandemic growth and continued long-term success, and the Company’s 2021 eCommerce revenue goal. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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